UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
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Featherlite, Inc.
(Name of Registrant as Specified in Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEATHERLITE, INC.	FOR:
Featherlite, Inc.
P.O. Box 320
Cresco, Iowa 52136
Contact: John K. Hall,
FOR IMMEDIATE RELEASE	Director of Corporate Communications,
563-547-6000

FEATHERLITE ANNOUNCES SHAREHOLDER MEETING DATE
- Shareholders of Featherlite to Vote on Proposed Merger on October 11, 2006 -

CRESCO, Iowa, September 18, 2006 - Featherlite, Inc. (Nasdaq: FTHR), a leading manufacturer and marketer of specialty aluminum trailers, transporters and luxury motorcoaches, announced today that it will hold a special meeting of its shareholders on October 11, 2006 to vote on the proposed merger with a subsidiary of Universal Trailer Holdings Corp. Featherlite has filed a definitive proxy statement with the Securities and Exchange Commission that will be mailed to Featherlite’s shareholders of record as of September 14, 2006.

The special meeting of Featherlite’s shareholders will be held on October 11, 2006 at 10:00 am (CST) at the Cresco Country Club, located at 22005 115th Street, Cresco, Iowa 52136, for shareholders preferring to vote in person on the merger. Shareholder who do not prefer to vote in person may vote by proxy. Shares of Featherlite common stock held in “street name” will not be voted by a shareholder’s broker unless the shareholder instructs its broker as to how (s)he wants the vote recorded. Non-votes will not be counted in favor of the merger and will have the same effect as vote against approval of the merger. Shareholders of record as of September 14, 2006 will be entitled to vote at the special meeting. Featherlite will commence the mailing of its definitive proxy statement to its shareholders on or about September 20, 2006.

Conrad Clement, Chairman and CEO of Featherlite, said, “We believe the merger with Universal Trailer represents an excellent value for Featherlite’s shareholders and great new opportunities for Featherlite employees and dealers. Our board of directors and special committee are unanimously in favor of the merger, and we urge shareholders to join us in supporting it.”

On July 27, 2006, Featherlite announced that it signed a definitive agreement to merge with a subsidiary of Universal Trailer. A special committee of Featherlite’s outside directors has approved the merger agreement. The consummation of the merger is subject to various conditions, including shareholder approval, the closing of debt financing arrangements, the continued effectiveness of an agreement between Universal Trailer and Featherlite Coaches, Inc., and other customary closing conditions. The proposed merger is expected to close in October, 2006 following the Featherlite shareholder meeting.

As summarized in the proxy statement, on August 22, 2006, Featherlite received a summons and complaint in connection with a lawsuit relating to Universal Luxury Coaches, LLC, or ULC, a company controlled by Nevada Coach Partners, LLP, an entity with a majority interest owned by Conrad Clement, Tracy Clement, Eric Clement and James Wooley, who are officers and shareholders of Featherlite. ULC sold timeshare interests in luxury motorcoaches sold to ULC by Featherlite. ULC ceased its operations and Featherlite terminated its relationship with ULC in 2004. Featherlite has been named as a defendant, along with Messrs. Clement and Wooley and other individuals, in a lawsuit claiming damages in excess of $7,000,000. Featherlite must respond to the complaint by October 4, 2006. Based upon the information currently available, neither Featherlite nor Universal Trailer believes that this lawsuit will be likely to have an adverse effect on the consummation of the merger.

Important Additional Information

Featherlite has filed a definitive proxy statement with the Securities and Exchange Commission, or SEC, relating to the merger. This proxy statement will be sent to all shareholders of Featherlite seeking their approval of the transaction. Shareholders are urged to read the proxy statement and any other relevant documents filed with the SEC carefully because they contain important information about Featherlite, the proposed transaction and related matters.

Featherlite, the special committee of its board of directors, and Featherlite’s officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Featherlite with respect to the transactions contemplated by the merger agreement referred to above. Information regarding Featherlite’s directors and executive officers is contained in Featherlite’s annual report on Form 10-K for the year ended December 31, 2005, which is filed with the SEC. You may obtain additional information regarding the direct and indirect interests of Featherlite, the special committee, and Featherlite’s directors and executive officers in the proposed merger by reading the proxy statement.

Shareholders will be able to obtain free copies of the proxy statement, Form 10-K and other documents filed by Featherlite with the SEC through the website maintained by the SEC at www.sec.gov and through Featherlite’s website at www.fthr.com.

About Featherlite

With more that 75 percent of its business in the leisure, recreation and entertainment categories, Featherlite®, Inc. has highly diversified product lines offering hundreds of standard model and custom-designed aluminum specialty trailers, specialized transporters, mobile marketing trailers and luxury motorcoaches. For more information about Featherlite, please visit www.fthr.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including the statement that the merger is expected to close in October, 2006 and that neither Featherlite nor Universal Trailer believes that the litigation described above will be likely to have an adverse effect on consummation of the merger. These forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Featherlite does not receive required shareholder or governmental approvals or fails to satisfy other conditions to closing, the merger will not be consummated. In addition, the litigation described in this press release is in its early stages and, like all litigation, is inherently subject to risks and uncertainties beyond our control, including unexpected actions of the other parties or the court. In any forward-looking statement in which Featherlite or Universal Trailer expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Other economic, business, competitive and/or regulatory factors that may cause actual results to differ materially from those described in the forward-looking statements are described in Featherlite’s filings with the SEC, including its Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Report on Form 10-Q, and its Current Reports on Form 8-K. All forward-looking statements included in this press release are based on information available to Featherlite on the date hereof. Featherlite undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results could differ from those anticipated in such forward-looking statements.